EXHIBIT 4.5

                                  ZYCAD CORPORATION
                                1984 STOCK OPTION PLAN


     1.  PURPOSE OF PLAN.

     This Plan shall be known as the "Zycad Corporation 1984 Stock Option Plan" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options.

     2.  STOCK SUBJECT TO PLAN

     Subject to the provisions of Section 13 hereof, the stock to be subject to options under the Plan shall be the Company's authorized Common Stock, par value $0.10 per share. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to the adjustment as provided in Section 13 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 3,000,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

     3.  ADMINISTRATION OF PLAN.

           (a) The Plan shall be administered by a committee (the "Committee") of three or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(d)(3) under the Securities Exchange Act of 1934 as in effect on the date this Plan is adopted by the Board of Directors. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

           (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, to determine: (i) the purchase price of the Common Shares covered by each option, (ii) the employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) the form of payment to be made upon the exercise of an SAR as provided in Section 9 hereof, either cash, common stock of the Company or a combination thereof,
(iv) the terms of exercise of each option, (v) to accelerate the time at which all or any part of an option may be exercised, (vi) to amend or modify the terms of any option with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 14 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive; provided, however, that the Committee's determinations with respect to the matters set forth in clauses (ii) and (iii) above shall be final and conclusive without any right of disapproval by the Board of Directors of the Company.

           (c) The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The granting of an option pursuant to the Plan shall be effective only if A written agreement shall have been duly executed and delivered by and on behalf of the Company and the employee to whom such right is granted. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

     4.  ELIGIBILITY.

     Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called "subsidiaries"). In determining the employees to whom options shall be granted and the number of shares subject to each option, the Committee may take into account the nature of services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option under this Plan may be granted an additional option or options under the Plan if the Committee shall so determine; provided, however, that (a) for Incentive Stock Options granted before January 1, 1987, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted such Incentive Stock Options in any calendar year (under all Plans described in subsection (b)(8) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year, determined in the manner set forth in
Section 422A(c)(4) of the Code, and (b) for Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all Plans described in Section 422A(b)(7) of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     5. PRICE. The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee but may be less than 100% of the fair market value of the Common Stock. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Stock shall be as reasonably determined by the Committee, but shall not be less than the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System, if applicable, or, if the Common Stock is then traded on a national securities exchange, the closing price of the stock on such exchange on the date as of which fair market value is being determined. If on the date of grant of any option granted under the Plan, the Common Stock of the Company is not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

     6. TERM. Each option and all rights and obligations thereunder shall, subject to the provisions of Section 10, expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an option may not extend more than ten (10) years from the date of granting the option.

     7.  EXERCISE OF OPTION.

           (a) The Committee shall have full and complete authority to determine, subject to Section 10 herein, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such time during the term of the option as the Committee may determine.

           (b) No Incentive Stock Option granted before January 1, 1987, shall be exercisable while there is outstanding (within the meaning of subsection (c)(7) of Section 422A of the Code) any other Incentive Stock Option which was previously granted to the optionee to purchase stock in the Company or in a corporation which (at the time of the grant) was a parent or subsidiary corporation of the Company, or a predecessor corporation of any of such corporations.

           (c) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Common Stock to be issued hereunder or to effect similar compliance under any state laws. The Company shall inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

           (d) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivering the Company's Common Stock already owned by the Optionee having a fair market value equal to the full purchase price of the shares, or (ii) a combination of cash and such shares; provided, however, that an optionee shall not be entitled to tender shares of the Company's Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company.
The fair market value of such shares shall be determined as provided in
Section 5 herein. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

     8.  ADDITIONAL RESTRICTIONS

The Committee shall have full and complete authority to determine whether all or any part of the Common Stock of the Company acquired upon exercise of any of the options granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the Optionee's rights with respect thereto.

     9.  ALTERNATIVE STOCK APPRECIATION RIGHTS.

           (a) GRANT. At the time of grant of an option under the Plan (or at any time thereafter as to options which are not Incentive Stock Options), the Committee, in its discretion, may grant to the holder of such option an alternative Stock Appreciation Right ("SAR") for all or any part of the number of shares covered by the holder's option. Any such SAR may be exercised as an alternative, but not in addition to, an option granted hereunder, and any exercise of an SAR shall reduce an option by the same number of shares as to which the SAR is exercised. An SAR granted to an optionholder shall provide that such SAR, if exercised, must be exercised within the time period specified therein. Such specified time period may be less than (but may not be greater than) the time period during which the corresponding option may be exercised. An SAR may be exercised only when the corresponding option is eligible to be exercised. The failure of the holder of an SAR to exercise such SAR within the time period specified shall not reduce his option rights. If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option the Committee may later (as to options which are not Incentive Stock Options) grant to the optionholder an additional SAR covering additional shares, provided, however, that the aggregate amount of all SARs held by any optionholder shall at no time exceed the total number of shares covered by his unexercised options.

           (b) EXERCISE. The holder of any option which by its terms is exercisable who also holds an SAR may, in lieu of exercising his option, elect to exercise his SAR, subject, however, to the limitation on time of exercise hereinafter set forth. Such SAR shall be exercised by the delivery to the Company of a written notice which shall state that the optionee elects to exercise his SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to him in cash and what portion, if any, he requests be paid to him in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Company, or any combination of cash and stock as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Stock on the date of exercise over the per share option price for the option in respect of which the SAR was granted multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in Section 5 herein. An SAR may be exercised only when the SAR exercise amount is positive.

           (c) LIMITATION ON DATE OF EXERCISE. A SAR may not be exercised for cash during the first six months after the date of grant of the SAR and any related stock option, except that this limitation need not apply if death or disability of the holder occurs prior to the expiration of the six-month period. Any election to receive cash in full or partial settlement of a SAR, and any exercise of a SAR for cash, shall be made only during the third business day through the twelfth business day following the release for publication of the Company's regular quarterly or annual summary statements of sales and earnings; but this restriction shall not apply to any exercise of a SAR for cash where the exercise date meets the following three tests:
(i) the date is automatic or fixed in advance under the terms of the Plan,
(ii) the date is at least six months after the date of grant of the SAR, and
(iii) the date is outside the control of the holder.

           (d) OTHER PROVISIONS OF PLAN APPLICABLE. All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to an SAR. No SAR shall be transferable otherwise than by will or the laws of descent and distribution and a SAR may be exercised during the lifetime of the holder thereof, only by such holder.

     10.  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

           (a) In the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than his gross and willful misconduct or his death or disability, such optionee shall have the right to exercise the option at any time within three months after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

           (b) In the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any, by reason of his gross and willful misconduct during the course of his employment, including but not limited to wrongful appropriation of funds of his employer or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

           (c) If the optionee shall die while in the employ of the Company or a subsidiary, if any, or within three months after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Code Section 105(d)(4)) while in the employ of the Company or a subsidiary, if any, and such optionee shall not have fully exercised the option, such option may be exercised at any time within twelve months after his death or such disability by the personal representatives, administrators, or if applicable guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

           (d) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his employment at any time.

     11.  10% PERCENT SHAREHOLDER RULE

     Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any, (within the meaning of Section 422A(b)(6) of the Code) then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422A(c)(8) of the Code, and the option price shall be not less than 110% of the fair market value of the COMMON Stock of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

     12.  NON-TRANSFERABILITY.

     No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in
Section 10(c) herein. During the lifetime of an optionee the option shall be exercisable only by such optionee.

     13.  DILUTION OR OTHER ADJUSTMENTS.

     If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and SAR's shall be made by the .Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and the amount payable upon exercise of outstanding SAR's, in order to prevent dilution or enlargement of option or SAR rights.

     14.  AMENDMENT OR DISCONTINUANCE OF PLAN.

     The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 14 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum option price provided in Section 5 herein, (iii) extend the maximum option term under Section 6, or (iv) materially modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

     15.  TIME OF GRANTING.

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the Stockholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

     16.  EFFECTIVE DATE AND TERMINATION OF PLAN.

           (a) The Plan was approved by the Board of Directors on March 5, 1984, and shall be approved by the stockholders of the Company within twelve
(12) months thereof.

           (b)  Unless the Plan shall have been discontinued as provided in section 14 hereof, the Plan shall terminate March 4, 1994. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.